Press Release

    Date:    February 24, 2022                Contact: Enstar Communications
    For Release: Immediately                 Telephone: +1 (441) 292-3645

Enstar Group Limited Reports 2021 Year-End Results

•Net Earnings of $437 million for the Year Ended December 31, 2021
•Return on Equity of 7.1% for the Year Ended December 31, 2021
•Book Value Per Ordinary Share and Adjusted Book Value Per Ordinary Share* of $316.34 and $310.80, respectively, as of December 31, 2021, an increase of 10.4% and 10.5%, respectively, year over year

Hamilton, Bermuda - February 24, 2022 - Enstar Group Limited (Nasdaq: ESGR) filed its annual report on Form 10-K with the SEC earlier today, reporting its earnings and financial position for the year ended December 31, 2021.

Enstar reported consolidated net earnings of $437 million (or earnings of $21.71 per fully diluted ordinary share) for the year ended December 31, 2021, compared to consolidated net earnings of $1.7 billion (or earnings of $78.80 per fully diluted ordinary share) for the year ended December 31, 2020.
The key drivers of net earnings for the year ended December 31, 2021 were:
•Net investment income of $312 million;
•Net unrealized gains of $178 million, comprised of $384 million relating to our other investments, including equities, partially offset by net unrealized losses of $206 million relating to our fixed maturity securities; and
•Favorable prior period development in net incurred losses and loss adjustment expense of $283 million.
Return on equity and adjusted return on equity* were 7.1% and 9.2%, respectively, for the year ended December 31, 2021, compared to 39.7% and 43.6%, respectively, for the year ended December 31, 2020 and 26.6% and 19.6%, respectively, for the year ended December 31, 2019.
Enstar's ordinary shareholders' equity at December 31, 2021 amounted to $5.6 billion (or book value per ordinary share of $316.34 and adjusted book value per ordinary share* of $310.80), compared to $6.2 billion (or book value per ordinary share of $286.45 and adjusted book value per ordinary share* of $281.20) at December 31, 2020.
The Form 10-K, which is available on Enstar's website www.enstargroup.com, contains a more detailed description of Enstar's business and financial results. The Investor Relations section of Enstar's website also includes a link to view the "2021 Year-End Update" presentation containing expanded commentary from the management team on year-end results and other business updates.

About Enstar

Enstar is a NASDAQ-listed leading global insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

*Non-GAAP measure; refer to "Non-GAAP Financial Measures" below for reconciliations to the applicable GAAP financial measures.
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Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our annual incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
We have changed our non-GAAP measures in 2021 as follows:
•Conformed our naming convention so that all non-GAAP measures are prefixed by the word, “adjusted”. We believe this makes a clear distinction between GAAP and non-GAAP measures. For example, our fully diluted book value per share (“FDBVPS”) is now named adjusted book value per ordinary share.
•Amended our calculation of operating income (loss) for the year by additionally adjusting for the amortization of fair value adjustments as we believed it was relevant for this measure to be consistent with our calculation of adjusted run-off liability earnings. Additionally, we now express this measure as an adjusted return on equity after adjustments to our balance sheet items relating to any adjustments in the numerator.
We have presented the results and GAAP reconciliations for these measures for the relevant periods.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share
Total Enstar ordinary shareholders' equity, adjusted to add:
-proceeds from assumed exercise of warrants

Divided by

Number of ordinary shares outstanding, adjusted for:
-shares issued from assumed exercise of warrants,
-the ultimate effect of any dilutive securities on the number of ordinary shares outstanding

Increases the number of ordinary shares to reflect the exercise of warrants and equity awards granted but not yet vested as, over the long term, this presents a prudent view of our book value per share.

We use this non-GAAP measure in our annual incentive compensation program.

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Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted return on equity	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Although we have historically disclosed adjusted operating income (loss) attributable to Enstar ordinary shareholders, calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more valuable and consistent measure of the performance of our business, and enhances comparisons to prior periods:

•by adjusting investment returns for the temporary impact of the change in fair value of fixed maturity securities (both credit spreads and interest rates) which we hold until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.
•by removing the impact of non-cash charges that obscure our trends on a consistent basis.
•by removing items that are not indicative of our ongoing operations;

We use this non-GAAP measure in our annual incentive compensation program.

We now include the amortization of fair value adjustments as a non-GAAP adjustment to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as it is considered to be a non-cash charge and not indicative of our operating results. Prior periods were restated for this revision.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed
-change in fair value of insurance contracts for which we have elected the fair value option (1)
-amortization of fair value adjustments
-net gain/loss on purchase and sales of subsidiaries
-net earnings from discontinued operations
-tax effects of adjustments
-adjustments attributable to noncontrolling interest

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations

(1) Comprises the discount rate and risk margin components.

Reconciliation of Non-GAAP Financial Measures

Adjusted book value per ordinary share*
The below table presents a reconciliation of book value per ordinary share to adjusted book value per ordinary share* as of December 31, 2021 and 2020:

	As of December 31,
	2021			2020
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$5,586	17,657,944	$316.34	$6,164	21,519,602	$286.45
Non-GAAP adjustments:
Share-based compensation plans	—	315,205		—	298,095
Warrants	—	—		20	175,901
Adjusted book value per ordinary share*	$5,586	17,973,149	$310.80	$6,184	21,993,598	$281.20
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million in 2021 and 2020, respectively), prior to any non-GAAP adjustments.
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Adjusted return on equity*
The table below presents a reconciliation of return on equity to adjusted return on equity* for the years ended December 31, 2021, 2020 and 2019:

	For the Year Ended December 31,
	2021			2020			2019
	Net earnings (1)	Opening equity (1)	Ratio	Net earnings (1)	Opening equity (1)	Ratio	Net earnings (1)	Opening equity (1)	Ratio
	(in millions of U.S. dollars)
Net earnings/Opening equity/ROE (1)	$437	$6,164	7.1%	$1,719	$4,332	39.7%	$902	$3,392	26.6%
Non-GAAP adjustments:
Remove:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held - directly managed / Unrealized (losses) gains on fixed maturity investments and funds held - directly managed (2)	210	(560)		(306)	(277)		(516)	227
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(75)	(33)		119	(130)		117	(244)
Amortization of fair value adjustments / Fair value adjustments	16	(128)		27	(152)		51	(199)
Net gain on purchase and sales of subsidiaries	(73)			(3)			—
Net earnings from discontinued operations / Net assets of entities classified as held for sale and discontinued operations	—	—		(16)	(266)		(7)	(210)
Tax effects of adjustments (4)	(21)			23			36
Adjustments attributable to noncontrolling interest (5)	6			13	109		15	86
Adjusted net earnings/Adjusted opening equity/Adjusted ROE*	$500	$5,443	9.2%	$1,576	$3,616	43.6%	$598	$3,052	19.6%
(1) Net earnings comprises net earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million as of December 31, 2020, 2019 and 2018, respectively), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized gains and losses related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interest associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2021 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.
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